Exhibit 99.1

Blackbaud, Inc. Announces Third Quarter 2012 Results

Announces Fourth Quarter 2012 Dividend

CHARLESTON, S.C. – November 1, 2012 – Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its third quarter ended September 30, 2012.

“Blackbaud delivered third quarter non-GAAP profitability that exceeded the high-end of our guidance, despite facing continued macroeconomic headwinds and transition-related factors in our enterprise business unit,” stated Marc Chardon, Chief Executive Officer of Blackbaud.

“Our integration of Convio progressed well during the third quarter. We finalized the integrated product roadmap and communicated our “go forward” online fundraising and CRM offerings to our global sales organization and customer base. We are moving forward as a single organization with the best-of-both-worlds online and offline solutions for nonprofit organizations of all sizes and across verticals,” added Marc Chardon.

Tony Boor, Chief Financial Officer of Blackbaud, said “We made excellent progress identifying and executing against synergies while bringing together Blackbaud and Convio during the third quarter. As a result we are tracking ahead of our original target of realizing $9-10 million in annualized cost savings by the end of 2012. As we navigate through the present economic uncertainty, we will continue to focus on protecting our bottom line and cash flow.”

Third Quarter 2012 GAAP Financial Results

Blackbaud reported total revenue of $122.5 million for the third quarter of 2012, an increase of 28% compared to $95.4 million for the third quarter of 2011. Income from operations and net income were $6.2 million and $2.8 million, respectively, compared with $16.0 million and $10.2 million, respectively, for the third quarter of 2011. Diluted earnings per share were $0.06 for the third quarter of 2012, compared with $0.23 in the same period last year.

Third Quarter 2012 Non-GAAP Financial Results

Blackbaud reported total non-GAAP revenue of $123.8 million, which includes $1.3 million of the deferred revenue write down associated with the Convio acquisition. Non-GAAP income from operations, which also excludes stock-based compensation expense, amortization of intangibles arising from business combinations, and acquisition and integration related expenses, was $20.7 million for the third quarter of 2012, compared to $21.5 million in the same period last year. Non-GAAP net income was $11.7 million, or $0.26 per diluted share for the third quarter of 2012, compared to $13.0 million, or $0.30 per diluted share in the same period last year.

A reconciliation between GAAP and non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Balance Sheet and Cash Flow

The Company ended the third quarter with $25.6 million in cash, compared to $21.2 million at the end of the second quarter.

The Company generated $28.7 million in cash flow from operations during the third quarter, returned $5.4 million to stockholders by way of dividend, reduced debt by $14.6 million and invested $3.9 million in capital expenditures. The Company ended the third quarter with $245.0 million of debt.

Dividend and Share Repurchase Program

Blackbaud announced today that its Board of Directors has approved a third quarter 2012 dividend of $0.12 per share payable on December 14, 2012, to stockholders of record on November 28, 2012. Additionally, as of September 30, 2012, $50.0 million remained available under the Company’s share repurchase program.

Conference Call Details

Blackbaud will host a conference call today, November 1, 2012, at 8:00 a.m. (Eastern Time) to discuss the Company’s financial results, operations and related matters. To access this call, dial 877-941-2321 (domestic) or 480-629-9666 (international). A replay of this conference call will be available through November 8, 2012, at 877-870-5176 (domestic) or 858-384-5517 (international). The replay passcode is 4573758. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website at www.blackbaud.com/investorrelations, and a replay will be archived on the website as well.

About Blackbaud

Serving the nonprofit and education sectors for 30 years, Blackbaud (NASDAQ: BLKB) combines technology and expertise to help organizations achieve their missions. Blackbaud works with more than 27,000 nonprofit customers in over 60 countries that support higher education, healthcare, human services, arts and culture, faith, the environment, independent K-12 education, animal welfare and other charitable causes. The company offers a full spectrum of cloud-based and on-premise software solutions and related services for organizations of all sizes including: fundraising software, online fundraising software, event fundraising software, eMarketing, social media, advocacy, constituent relationship management (CRM), analytics, financial management and vertical-specific solutions for ticketing, school management, and more. Using Blackbaud software, nonprofits raise more than $100 billion each year. Recognized as a top company by Forbes, InformationWeek and Software Magazine, and honored by Best Places to Work, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada, Mexico, the Netherlands and the United Kingdom. For more information, visit www.blackbaud.com.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding: market acceptance of Blackbaud’s acquisition of Convio and the resulting unparalleled product offering position; and Blackbaud ability to achieve its synergy and non-GAAP operating margin targets and the timing of the benefits. These statements involve a number of risks and uncertainties, including; Blackbaud’s ability to leverage product offerings to improve operational performance; Blackbaud’s cost savings targets and progress towards achieving such targets; and, Blackbaud’s commitment to improve profitability and related profitability targets. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies and other risks associated with acquisitions; general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our leverage, dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP income from operations, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP operating margin. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial results discussed above exclude: a write-down of Convio deferred revenue; stock-based compensation expense; costs associated with amortization of intangibles arising from business combinations; acquisition and integration related expense; a write-off of prepaid proprietary software licenses; a charge associated with impairment of cost method investment; and, a gain in connection with the sale of assets. We use these measures and believe them useful to investors because they provide additional insight in comparing results from period to period.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Investor Contact:

Brian Denyeau

ICR

brian.denyeau@icrinc.com

646-277-1251

or

Tim Dolan

ICR

timothy.dolan@icrinc.com

617-956-6727

Media Contact:

Melanie Mathos

Blackbaud, Inc.

melanie.mathos@Blackbaud.com

843-216-6200 x3307

SOURCE: Blackbaud, Inc.

Blackbaud, Inc.

Consolidated balance sheets

(Unaudited)

(in thousands, except share amounts)	September 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$25,582	$52,520
Donor restricted cash	25,993	40,205
Accounts receivable, net of allowance of $4,663 and $3,913 at September 30, 2012 and December 31, 2011, respectively	83,351	62,656
Prepaid expenses and other current assets	37,549	31,016
Deferred tax asset, current portion	3,673	1,551

Total current assets	176,148	187,948
Property and equipment, net	42,858	34,397
Deferred tax asset	521	29,376
Goodwill	263,172	90,122
Intangible assets, net	173,736	44,660
Other assets	9,213	6,087

Total assets	$665,648	$392,590

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$10,115	$13,464
Accrued expenses and other current liabilities	39,668	32,707
Donations payable	25,993	40,205
Debt, current portion	10,000	—
Deferred revenue, current portion	177,218	153,665

Total current liabilities	262,994	240,041
Long-term debt, net of current portion	235,000	—
Deferred tax liability	5,052	—
Deferred revenue, net of current portion	10,425	9,772
Other liabilities	4,518	2,775

Total liabilities	517,989	252,588

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 54,243,438 and 53,959,532 shares issued at September 30, 2012 and December 31, 2011, respectively	54	54
Additional paid-in capital	198,825	175,401
Treasury stock, at cost; 9,089,110 and 9,019,824 shares at September 30, 2012 and December 31, 2011, respectively	(168,239)	(166,226)
Accumulated other comprehensive loss	(2,043)	(1,148)
Retained earnings	119,062	131,921

Total stockholders’ equity	147,659	140,002

Total liabilities and stockholders’ equity	$665,648	$392,590

Blackbaud, Inc.

Consolidated statements of comprehensive income

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except share and per share amounts)	2012	2011	2012	2011
Revenue
License fees	$4,465	$4,952	$16,154	$14,600
Subscriptions	47,414	26,091	113,399	75,893
Services	34,463	29,605	90,211	82,916
Maintenance	34,499	32,898	101,945	97,341
Other revenue	1,631	1,867	5,659	5,073

Total revenue	122,472	95,413	327,368	275,823

Cost of revenue
Cost of license fees	728	828	2,162	2,610
Cost of subscriptions	19,616	10,625	49,151	30,260
Cost of services	26,438	20,009	71,779	59,190
Cost of maintenance	6,789	6,521	18,944	18,807
Cost of other revenue	1,557	1,708	4,672	4,253

Total cost of revenue	55,128	39,691	146,708	115,120

Gross profit	67,344	55,722	180,660	160,703

Operating expenses
Sales and marketing	26,279	18,745	70,879	57,081
Research and development	19,205	11,719	47,365	35,212
General and administrative	14,985	8,975	51,239	27,353
Impairment of cost method investment	—	—	200	—
Amortization	690	249	1,417	728

Total operating expenses	61,159	39,688	171,100	120,374

Income from operations	6,185	16,034	9,560	40,329
Interest income	38	55	118	133
Interest expense	(1,976)	(59)	(3,629)	(143)
Other income (expense), net	382	(107)	(66)	178

Income before provision for income taxes	4,629	15,923	5,983	40,497
Income tax provision	1,804	5,709	2,670	13,628

Net income	$2,825	$10,214	$3,313	$26,869

Earnings per share
Basic	$0.06	$0.23	$0.08	$0.62
Diluted	$0.06	$0.23	$0.07	$0.61

Common shares and equivalents outstanding
Basic weighted average shares	44,172,836	43,548,494	44,077,911	43,449,958
Diluted weighted average shares	44,718,101	44,147,911	44,650,028	44,045,438

Dividends per share	$0.12	$0.12	$0.36	$0.36

Other comprehensive loss
Foreign currency translation adjustment	(123)	(273)	(12)	(104)
Unrealized loss on derivative instruments, net of tax	(319)	—	(883)	—

Comprehensive income	$2,383	$9,941	$2,418	$26,765

Blackbaud, Inc.

Consolidated statements of cash flows

(Unaudited)

	Nine months ended September 30,
(in thousands)	2012	2011
Cash flows from operating activities
Net income	$3,313	$26,869
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,433	12,376
Provision for doubtful accounts and sales returns	4,212	3,708
Stock-based compensation expense	14,455	10,913
Excess tax benefits from stock-based compensation	(81)	(532)
Deferred taxes	2,670	6,511
Impairment of cost method investment	200	—
Gain on sale of assets	—	(549)
Other non-cash adjustments	444	(156)
Changes in operating assets and liabilities, net of acquisition of businesses:
Accounts receivable	(11,965)	(5,818)
Prepaid expenses and other assets	(5,609)	(992)
Trade accounts payable	(1,313)	901
Accrued expenses and other liabilities	(3,618)	799
Donor restricted cash	14,273	(7,598)
Donations payable	(14,273)	7,598
Deferred revenue	15,528	14,593

Net cash provided by operating activities	39,669	68,623

Cash flows from investing activities
Purchase of property and equipment	(15,427)	(12,997)
Purchase of net assets of acquired companies, net of cash acquired	(280,687)	(16,475)
Capitalized software development costs	(572)	(1,012)
Proceeds from sale of assets	—	874

Net cash used in investing activities	(296,686)	(29,610)

Cash flows from financing activities
Proceeds from issuance of debt	315,000	—
Payments on debt	(70,000)	—
Payments of deferred financing costs	(2,440)	(767)
Proceeds from exercise of stock options	3,105	1,973
Excess tax benefits from stock-based compensation	81	532
Dividend payments to stockholders	(16,248)	(16,035)
Payments on capital lease obligations	—	(35)

Net cash provided by (used in) financing activities	229,498	(14,332)

Effect of exchange rate on cash and cash equivalents	581	(656)

Net increase (decrease) in cash and cash equivalents	(26,938)	24,025
Cash and cash equivalents, beginning of period	52,520	28,004

Cash and cash equivalents, end of period	$25,582	$52,029

Blackbaud, Inc.

Reconciliation of GAAP to Non-GAAP financial measures

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share amounts)	2012	2011	2012	2011
GAAP revenue	$122,472	$95,413	$327,368	$275,823

Non-GAAP adjustments:
Add back: Convio deferred revenue writedown	1,352	—	4,819	—

Total Non-GAAP adjustments	1,352	—	4,819	—

Non-GAAP revenue	$123,824	$95,413	$332,187	$275,823

GAAP gross profit	$67,344	$55,722	$180,660	$160,703

Non-GAAP adjustments:
Add: Convio deferred revenue writedown	1,352	—	4,819	—
Add: Stock-based compensation expense	1,263	764	2,946	2,375
Add: Amortization of intangibles from business combinations	4,866	1,614	10,212	4,873
Add: Acquisition integration costs	595	—	595	—
Add: Write-off of prepaid proprietary software licenses	—	—	350	—

Total Non-GAAP adjustments	8,076	2,378	18,922	7,248

Non-GAAP gross profit	$75,420	$58,100	$199,582	$167,951

Non-GAAP gross margin	61%	61%	60%	61%

GAAP income from operations	$6,185	$16,034	$9,560	$40,329

Non-GAAP adjustments:
Add: Convio deferred revenue writedown	1,352	—	4,819	—
Add: Stock-based compensation expense	4,831	3,587	14,455	10,913
Add: Amortization of intangibles from business combinations	5,556	1,863	11,629	5,601
Add: Acquisition integration and restructuring costs	2,766	—	5,795	—
Add: Acquisition-related expenses	—	—	6,427	1,054
Add: Write-off of prepaid proprietary software licenses	—	—	350	—
Add: Impairment of cost method investment	—	—	200	—
Less: Gain on sale of assets	—	—	—	(549)

Total Non-GAAP adjustments	14,505	5,450	43,675	17,019

Non-GAAP income from operations	$20,690	$21,484	$53,235	$57,348

Non-GAAP operating margin	17%	23%	16%	21%

GAAP net income	$2,825	$10,214	$3,313	$26,869

Non-GAAP adjustments:
Add: Total Non-GAAP adjustments affecting income from operations	14,505	5,450	43,675	17,019
Less: Tax impact related to Non-GAAP adjustments	(5,659)	(2,625)	(16,697)	(8,803)

Non-GAAP net income	$11,671	$13,039	$30,291	$35,085

Shares used in computing Non-GAAP diluted earnings per share	44,718	44,148	44,650	44,045

Non-GAAP diluted earnings per share	$0.26	$0.30	$0.68	$0.80

Detail of Non-GAAP adjustments:
Stock-based compensation expense:
Cost of revenue
Cost of subscriptions	$308	$80	$734	$407
Cost of services	854	491	1,911	1,395
Cost of maintenance	101	193	301	573

Subtotal	1,263	764	2,946	2,375
Operating expenses
Sales and marketing	714	305	1,734	934
Research and development	980	759	2,478	2,273
General and administrative	1,874	1,759	7,297	5,331

Subtotal	3,568	2,823	11,509	8,538

Total stock-based compensation expense	$4,831	$3,587	$14,455	$10,913

Amortization of intangibles from business combinations
Cost of revenue
Cost of license fees	$119	$158	$366	$479
Cost of subscriptions	4,044	823	7,732	2,440
Cost of services	571	394	1,450	1,172
Cost of maintenance	114	221	608	726
Cost of other revenue	18	18	56	56

Subtotal	4,866	1,614	10,212	4,873
Operating expenses	690	249	1,417	728

Total amortization of intangibles from business combinations	$5,556	$1,863	$11,629	$5,601